Exhibit 99.1

Horizon Technology Finance Provides Third Quarter 2021 Portfolio Update

– Horizon Platform Originates Record $141 Million of New Loans –

– Record $99 Million of Originations for HRZN –

– Horizon Platform Committed Backlog of $123 Million; $101 Million in HRZN Commitments –

Farmington, Connecticut – October 6, 2021 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the third quarter ended September 30, 2021 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“We had an excellent third quarter as the power of the ‘Horizon’ brand and Horizon’s lending platform led to a quarterly record of $141 million of loan originations, including $99 million of loans for HRZN,” said Gerald A. Michaud, President of HTFM. “The Horizon Platform also ended the quarter with a committed backlog of $123 million of debt investments, including $101 million in HRZN commitments, a reflection of the fact that emerging and innovative companies and their investors continue to find Horizon’s venture loans the right solution for their capital needs. We are pleased the expanded funding capacity of the Horizon Platform resulted in the generation of high-quality loans for HRZN, while maintaining a diverse portfolio of debt investments for HRZN.”

“In addition, HRZN received $50 million in loan prepayments during the quarter, providing additional fee income and accelerated interest income and further validating our predictive pricing strategy,” added Mr. Michaud. “With HRZN’s committed backlog and the large pipeline of new investment opportunities under the Horizon Platform, we expect HRZN’s portfolio to continue growing and delivering value to HRZN’s shareholders.”

Third Quarter 2021 Portfolio Update

Originations

During the third quarter of 2021, a total of $141.4 million of loans funded through the Horizon Platform, including 15 loans totaling $98.9 million funded by HRZN as follows:

•	$22.5 million to a new portfolio company, Nexii Building Solutions Inc., a green construction technology company focused on creating environmentally-friendly, durable, cost-efficient and disaster-resilient buildings.
•	$15.0 million to an existing portfolio company, Avalo Therapeutics, Inc. (fka Cerecor, Inc.) (NASDAQ: AVTX), a biopharmaceutical company focused on developing and commercializing treatments for immunologic, immuno-oncologic and rare genetic disorders.
•	$15.0 million to an existing portfolio company, TemperPack Technologies, Inc., a manufacturer of sustainable insulated packaging for perishable last mile deliveries.
•	$12.5 million to a new portfolio company, Dropoff, Inc., a same-day delivery service for healthcare and other companies.
•	$7.5 million to a new portfolio company, Stealth BioTherapeutics Inc. (NASDAQ: MITO), a developer of therapies to treat mitochondrial dysfunction associated with genetic mitochondrial diseases and common diseases of aging.
•	$5.0 million to a new portfolio company, Spineology, Inc., a developer of anatomy-conserving technology solutions for use in lumbar spinal fusion procedures.
•	$5.0 million to a new portfolio company, Branded Online, Inc. (dba Nogin), a company offering commerce-as-a-service to consumer and lifestyle brands.
•	$5.0 million to a new portfolio company, RepTrak Holdings, Inc., a developer of data analytics to help companies enhance and protect their corporate reputation.
•	$3.0 million to an existing portfolio company, Primary Kids, Inc., an online baby and children’s clothing brand.
•	$2.5 million to a new portfolio company, Embody, Inc., a developer of collagen-based biofabrication techniques and products for sports medicine.
•	$2.5 million to an existing portfolio company, a developer of a software-defined composable infrastructure platform.
•	$2.5 million to a new portfolio company, a developer of plant-based foods.
•	$0.9 million to existing portfolio companies.

Liquidity Events

HRZN experienced liquidity events from five portfolio companies in the third quarter of 2021, including principal prepayments of $50.4 million and receipt of warrant proceeds totaling $1.6 million, compared to $38.1 million of principal prepayments and $2.8 million of warrant and equity proceeds during the second quarter of 2021:

•	In July, Revinate, Inc. prepaid its outstanding principal balance of $10.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.
•	In August, Bardy Diagnostics, Inc. was acquired by Hill-Rom Holdings, Inc. and prepaid its outstanding principal balance of $25.0 million on its venture loan, plus interest, end-of-term payment, prepayment and success fee. HRZN also received proceeds totaling $1.2 million from the redemption of warrants it held in the company.
•	In September, Silk Technologies, Inc. prepaid its outstanding principal balance of $9.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.
•	In September, OutboundEngine, Inc. was acquired by Elm Street Technology, LLC and prepaid its outstanding principal balance of $5.9 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN will receive proceeds totaling $0.3 million from the redemption of warrants it held in the company.
•	In September, HRZN received a $0.5 million success fee from its investment in Silkroad Technology, Inc.

Principal Payments Received

During the third quarter of 2021, HRZN received regularly scheduled principal payments on investments totaling $3.2 million, compared to regularly scheduled principal payments totaling $3.0 million during the second quarter of 2021.

Commitments

During the quarter ended September 30, 2021, HRZN closed new loan commitments totaling $91.0 million to 11 companies, compared to new loan commitments of $96.8 million to eight companies in the second quarter of 2021.

Pipeline and Term Sheets

As of September 30, 2021, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”), mostly priced at floating interest rates, were $100.6 million to 21 companies. This compares to a Committed Backlog of $143.5 million to 21 companies as of June 30, 2021. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. HTFM’s other managed funds ended the quarter with a total of $22.5 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $140.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Capital Markets Activity – Warrant and Equity Portfolio

As of September 30, 2021, HRZN held a portfolio of warrant and equity positions in 75 portfolio companies, including 63 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of HRZN is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon Technology Finance Management LLC is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Portland, Maine, Austin, Texas, and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819